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                                                                    EXHIBIT 10.2

                              AGREEMENT AND CONSENT

         This AGREEMENT AND CONSENT (this "Agreement"), dated as of November 19, 2001 among Dynegy Inc., an Illinois corporation ("Dynegy"), Dynegy Holdings Inc., a Delaware corporation ("Dynegy Holdings"), Enron Corp., an Oregon corporation ("Enron"), CGNN Holding Company, Inc., a Delaware corporation ("CGNN"), MCTJ Holding Co. LLC, a Delaware limited liability company ("MCTJ"), NNGC Holding Company, Inc., a Delaware corporation ("NNGC Holdings"), Northern Natural Gas Company, a Delaware corporation ("Northern Natural") (Dynegy, Dynegy Holdings, Enron, CGNN, MCTJ, NNGC Holdings and Northern Natural being collectively referred to herein as the "Non-Bank Parties"), Citicorp USA, Inc. and JPMorgan Chase Bank, as Co-Administrative Agents, and the lenders party to the Credit Agreement (as defined below) (as defined in such Credit Agreement, the "Banks").

                                    RECITALS

         A. CGNN, MCTJ, Enron, Dynegy Holdings, and Dynegy are parties to an Option Agreement, dated as of November 9, 2001 (the "Option Agreement"), as amended as of November 19, 2001.

         B. On November 9, 2001, Northern Natural filed a Certificate of Designations of the Series A Preferred Stock (the "Certificate of Designations") with the Secretary of State of the State of Delaware creating a series of Northern Natural's Preferred Stock, par value $0.01 per share, designated as the Series A Preferred Stock (the "Series A Preferred").

         C. On November 13, 2001, Northern Natural issued 1,000 shares of Series A Preferred to Dynegy.

         D. Northern Natural has entered into a Credit Agreement, dated as of November 19, 2001, with Citicorp North America, Inc. and JPMorgan Chase Bank, as Co-Administrative Agents, Citicorp North America, Inc., as Paying Agent, JPMorgan Chase Bank, as Collateral Trustee and Issuing Bank, and the Banks (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), and various of the parties have entered, or in the future may enter, into Security Documents (as defined in the Credit Agreement). The Credit Agreement, the Notes, the Security Documents, the Enron Guaranty, each Notice of Borrowing, each Notice of Letter of Credit, the ETSC Agreement, the Subordinated Enron Note, the Fee Letter, the Letter of Credit Documents, the Assumption Documents and the Corporate Amendment Documents (as each such term is defined in the Credit Agreement), as amended, restated, modified or supplemented from time to time, are collectively referred to herein as the "Bank Documents".

         E. The Credit Agreement requires, as a condition precedent to the extension of credit by the Banks, that the Non-Bank Parties enter into and agree and consent to the matters set forth in this Agreement.

         F. As an inducement to Dynegy and Dynegy Holdings to enter into this Agreement, the Banks agree to certain matters set forth in this Agreement.

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         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Dynegy and Dynegy Holdings approve, pursuant to Section 4.8.7 of the Option Agreement and Section 5.6 of the Certificate of Designations, the amendment to the Certificate of Incorporation of Northern Natural attached hereto as ANNEX A. This approval constitutes a written consent under Section 228 of the Delaware General Corporation Law. Northern Natural agrees promptly to file the amendment to the certificate of incorporation of northern natural attached hereto as ANNEX A.

         2. The Non-Bank Parties hereby consent to (a) the execution and delivery by Enron, NNGC Holdings and Northern Natural (and any other subsidiary of Enron that is a party to or bound by any Bank Document) of the Bank Documents on or before the Initial Funding Date (as defined in the Credit Agreement) and any Security Documents, Notes, Notices of Borrowings and Letter of Credit Documents thereafter, (b) the borrowing or assumption by Northern Natural of up to $450 million aggregate principal amount of indebtedness under the Bank Documents, (c) the grant by NNGC Holdings and Northern Natural of the Liens (as defined in the Credit Agreement) created under the Bank Documents, (d) the perfection and maintenance of the Liens created under the Bank Documents and (e) subject to the terms hereof, the exercise by any Secured Party (as defined in the Credit Agreement) of its or their remedies pursuant to the Bank Documents or applicable law, whether by judicial action or otherwise, including, without limitation, any action to accelerate the Secured Obligations, to commence insolvency or bankruptcy proceedings against any Loan Party (as defined in the Credit Agreement), foreclosure, sale in lieu of foreclosure, sale after default under the Uniform Commercial Code of any relevant state, collection of accounts or other receivables, offset or the institution of litigation (collectively, "Remedial Action"). Additionally, such consent shall also constitute a written consent of Dynegy and Dynegy Holdings given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         3. The Non-Bank Parties agree that Northern Natural may incur indebtedness that is Permitted Refinancing Debt (as defined in the Certificate of Designations), and use the proceeds thereof to retire the Secured Obligations (as defined in the Credit Agreement) in accordance with the Credit Agreement.

         4. Except to the extent such payment or distribution is permitted by the Bank Documents, Dynegy agrees that if it receives any payment or distribution upon a redemption or repurchase or other acquisition by Northern Natural of the Series A Preferred prior to (i) the repayment in full in cash of the non-contingent Secured Obligations, (ii) the termination of all Commitments (as defined in the Credit Agreement) and (iii) the termination or expiration of the Letters of Credit (as defined in the Credit Agreement) or, if any Letters of Credit remain outstanding, the provision of cash collateral or an acceptable letter of credit in favor of the Issuing Bank (as defined in the Credit Agreement) to secure the undrawn amount thereunder, such acceptable letter of credit to be issued by a bank reasonably satisfactory to the Issuing Bank (hereinafter, such cash collateral or acceptable letter of credit being referred to as the "LC Collateral Agreements") (the occurrence of items (i), (ii) and
(iii) being referred to as the "Bank Debt Repayment Date") it shall pay over or deliver to the Paying Agent for the benefit of the


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Secured Parties all such payments or distributions until the occurrence of the Bank Debt Repayment Date.

         5. Dynegy agrees that if it receives any payment or distribution upon a liquidation, deemed liquidation, dissolution, winding up, bankruptcy, insolvency, receivership, reorganization, assignment for the benefit of creditors or other marshaling of assets or liabilities of Northern Natural prior to the Bank Debt Repayment Date, it shall pay over or deliver to the Paying Agent for the benefit of the Secured Parties all such payments or distributions until the occurrence of the Bank Debt Repayment Date.

         6. If an Event of Default (as defined in the Credit Agreement) or any other event occurs under the Bank Documents and the Co-Administrative Agents have actual knowledge thereof, which results in, or gives the Secured Parties the right to exercise, a Remedial Action (any such Event of Default or such other event hereinafter called a "Trigger Event"), the Co-Administrative Agents shall promptly, but in any case within three Business Days (as defined in the Credit Agreement) after having actual knowledge of such Trigger Event, provide written notice to Dynegy and Dynegy Holdings of the existence of the Trigger Event. If the Secured Parties decide to take any Remedial Action as a result of such Trigger Event, the Co-Administrative Agents shall promptly, but in any case within three Business Days after such decision to take such Remedial Action, provide written notice to Dynegy and Dynegy Holdings of the decision to take such Remedial Action. The Co-Administrative Agents, on behalf of the Secured Parties, agree not to take any Remedial Action until the Standstill Period (as hereinafter defined) has ended; provided, however, nothing herein shall prohibit any Secured Party from exercising during the Standstill Period any right it may have at law or under the Bank Documents (i) upon the occurrence and during the continuance of any Trigger Event to take such action as it deems to be reasonably necessary to maintain the effectiveness, perfection or priority of its Liens (as defined in the Credit Agreement) under the Bank Documents or (ii) upon the occurrence and during the continuance of any Trigger Event other than an Enron Default (as hereafter defined) to exercise its rights and remedies under the Account Control Agreements (as defined in the Credit Agreement). During the Standstill Period, Dynegy shall have the right, but not the obligation, to cure any Event of Default (as defined in the Credit Agreement). For purposes of this Agreement, "Standstill Period" means the period commencing on the date a Trigger Event occurs and ending on the earliest of (i) 30 days after delivering written notice to Dynegy and Dynegy Holdings of their decision to take any Remedial Action, and (ii) the occurrence of any Event of Default with respect to Northern Natural under Section 6.01(e) of the Credit Agreement (the "Standstill Period").

         During the Standstill Period, unless the Trigger Event has been cured or waived in accordance with the Bank Documents, Dynegy and its assignees shall have the option, but not the obligation, to purchase from the holders (the "Holders") of the Secured Obligations (the "Bank Debt") for an amount (the "Bank Debt Purchase Price") equal to the sum of (a) the principal amount of Bank Debt then outstanding (excluding the undrawn amount of any outstanding Letters of Credit), (b) any accrued and unpaid interest on the Bank Debt at the time of purchase and (c) all accrued and unpaid fees, costs and expenses owed by Northern Natural under the Bank Documents. In addition, if such option is exercised, Dynegy will provide for LC Collateral Arrangements. The LC Collateral Arrangements shall be effected, and the Bank Debt Purchase Price shall be paid in immediately available funds, in each case collectively in


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exchange for the contemporaneous (i) sale, transfer and assignment by the
Holders to Dynegy or its assignee of all rights and obligations of the Holders under the Bank Documents as of such date and (ii) delivery to Dynegy or its assignee of all evidence of the Bank Debt. Such transfer shall be made pursuant to documentation in form and substance reasonably satisfactory to all Co-Administrative Agents and Dynegy, and shall be made expressly without representation or warranty by, or recourse to, the Holders except that the Holders shall provide a warranty of good title to the Bank Debt, free and clear of encumbrances. At Dynegy's request and expense, the Holders shall execute and deliver such other documents as shall be reasonably requested to so transfer the Bank Debt and the liens and security interests evidenced by the Security Documents.

         During the Standstill Period, unless the Trigger Event has been cured or waived by the Secured Parties in accordance with the Bank Documents, in the event that Dynegy has any senior unsecured long-term debt with an Investment Grade Rating (as hereinafter defined), Dynegy may at its option, in lieu of exercising the option contained in the previous paragraph, execute a guarantee of the Bank Debt or provide a guarantee of the Bank Debt from a Person which owns greater than 20% of Dynegy's common stock as of the date hereof and at such time has senior unsecured long-term debt with an Investment Grade Rating, in either event pursuant to a Guarantee substantially in the form of ANNEX B attached hereto (any such guarantee herein called an "Alternate Guarantee" and the Person executing and delivering such Alternate Guarantee is herein called the "Alternate Guarantor"). If such Alternate Guarantor is not Dynegy, ANNEX B shall be modified as necessary. An "Investment Grade Rating" means the Person issuing the Guarantee has at least two of the following ratings: (i) at least BBB- from Standard & Poor's Rating Group or any successor thereto, (ii) at least Baa3 from Moody's Investors Service, Inc. or any successor thereto, or (iii) at least BBB- from Fitch IBCA, Duff & Phelps or any successor thereto. Upon the execution of such an Alternate Guarantee, any Event of Default under Sections 6.01(b) (as subsection (b) relates to any action by Enron or any ERISA Affiliate (as defined in the Credit Agreement) other than Northern Natural and its Subsidiaries under Section 4.01(h) and Section 4.01(m)); 6.01(i); 6.01(j), 6.01(k), and 6.01(l) (as subsections (j), (k) and (l) relate to any ERISA Affiliate other than Northern Natural and its Subsidiaries); 6.01(m); and 6.01(n)(A), (B) and (C) of the Credit Agreement (each, an "Enron Default") will automatically be cured and such Events of Default will be amended to substitute the Alternate Guarantor for Enron as appropriate given the context and references to Enron in Sections 4.01(m) and 5.02(l) of the Credit Agreement will be changed to references to the Alternate Guarantor. Upon the execution of such an Alternate Guarantee on or before the end of the Standstill Period, the Enron Guaranty and any other guaranty of the Secured Obligations by Enron or any Subsidiary of Enron (other than Northern Natural and NNGC Holdings) will be terminated and any such Enron Default shall be deemed cured.

         7. Dynegy and any subsequent holder of shares of the Series A Preferred agree that they will not sell, assign, transfer, convey or otherwise dispose of any shares of or interest in the Series A Preferred unless the recipient of such shares or interest has previously agreed in writing, in form and substance reasonably satisfactory to the Co-Administrative Agents and delivered to the Co-Administrative Agents, to become a Non-Bank Party to and be subject to and bound by this Agreement; provided that no such Assignee of Dynegy shall have the benefit of the option to provide a guarantee under Section 6 hereof. Dynegy agrees to submit to Northern Natural for legending in accordance with Section 8 of the Certificate of Amendment to the Restated


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Certificate of Incorporation of Northern Natural, and Northern Natural agrees to so legend the certificate or certificates representing all of the outstanding shares of Series A Preferred.

         8. Each of JPMorgan Chase Bank, Citicorp USA, Inc. and Citicorp North America, Inc. hereby (i) represents that it has no security interest in the Pledged Shares (as defined in the Credit Agreement) other than pursuant to the Security Documents and the Voting Trust Agreements referred to therein and (ii) agrees that none of Northern Natural, NNGC Holdings and MCTJ has guaranteed any indebtedness of Enron or its Affiliates (other than MCTJ and its subsidiaries) to the Banks.

         9. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         10. This Agreement and any amendments hereto may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute but a single document.

         11. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any Person other than the parties hereto and their successors or assigns, (including without limitation any Person that becomes a Secured Party in accordance with the Bank Documents) any rights or remedies under or by reason of this Agreement.

         12. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their successors and assigns.

         13. Nothing contained in this Agreement shall be deemed to create for any purpose whatsoever a partnership between the parties hereto or any fiduciary, agency, joint venture, trust or other similar duties between the parties hereto.

         14. Nothing herein shall be interpreted to create any liability of Dynegy for the payment or performance of the Secured Obligations or impose any liability upon Dynegy due to the occurrence of any Default or Event of Default (as such terms are defined in the Credit Agreement).


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         This Agreement is executed this 19th day of November, 2001.

                             DYNEGY INC.


                             By:   /s/ Hugh A. Tarpley
                                  ----------------------------------------------
                                  Name: Hugh A. Tarpley
                                  Title: Executive Vice President

                             DYNEGY HOLDINGS INC.


                             By:   /s/ Hugh A. Tarpley
                                  ----------------------------------------------
                                  Name: Hugh A. Tarpley
                                  Title: Executive Vice President

                             ENRON CORP.


                             By:   /s/ Raymond M. Bowen, Jr.
                                  ----------------------------------------------
                                  Name: Raymond M. Bowen, Jr.
                                  Title: Executive Vice President Finance and
                                         Treasurer




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                             CGNN HOLDING COMPANY, INC.


                             By:  /s/ Kevin A. Howard
                                  ----------------------------------------------
                                  Name: Kevin A. Howard
                                  Title: Authorized Agent

                             MCTJ HOLDING CO. LLC


                             By:  /s/ Kevin A. Howard
                                  ----------------------------------------------
                                  Name: Kevin A. Howard
                                  Title: Authorized Agent

                             NNGC HOLDING COMPANY, INC.


                             By:  /s/ Kevin A. Howard
                                  ----------------------------------------------
                                  Name: Kevin A. Howard
                                  Title: Authorized Agent

                             NORTHERN NATURAL GAS COMPANY


                             By:  /s/ Kevin A. Howard
                                  ----------------------------------------------
                                  Name: Kevin A. Howard
                                  Title: Authorized Agent

                             CITICORP NORTH AMERICA, INC.,
                             as Co-Administrative Agent

                             By:   /s/ J. Christoper Lyons
                                  ----------------------------------------------
                                  Name: J. Christoper Lyons
                                  Title:  Vice President

                             JPMORGAN CHASE BANK,
                             as Co-Administrative Agent and as a Bank


                             By:   /s/ Robert Anastasio
                                  ----------------------------------------------
                                  Name: Robert Anastasio
                                  Title: Vice President



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                             CITICORP USA, INC.,
                             as a Bank

                             By:   /s/ J. Christoper Lyons
                                  ----------------------------------------------
                                  Name: J. Christoper Lyons
                                  Title:  Vice President